Exhibit 10.56

AMENDMENT TO
8% SENIOR SECURED CONVERTIBLE DEBENTURES DUE FEBRUARY 8, 2014

This Amendment (“Amendment”), made as of April 15, 2013, by and between Recovery Energy, Inc., a Nevada corporation (the “Company”), and each holder identified on the signature page hereto (the “Holders”), amends that certain Securities Purchase Agreement, dated as of February 2, 2011, as amended on July 23, 2012 and August 7, 2012, between the Company and the Holders identified as original holders on the signature page hereto (the “Original Purchase Agreement”); that certain Securities Purchase Agreement, dated as of March 19, 2012, as amended on July 23, 2012 and August 7, 2012, between the Company and certain of the Original Holders as well as the Holders identified as supplemental holders on the signature page hereto (the “Supplemental Purchase Agreement” and together with the Original Purchase Agreement, the “Purchase Agreements”); those certain 8% Senior Secured Convertible Debentures due February 8, 2014, as amended on December 16, 2011, March 23, 2012 and July 23, 2012, issued pursuant to the Original Purchase Agreement (the “Original Debentures”); and those certain 8% Senior Secured Convertible Debentures due February 8, 2014, as amended on July 23, 2012, issued pursuant to the Supplemental Purchase Agreement (the “Supplemental Debentures” and together with the Original Debentures, the “Debentures”).

Recitals

WHEREAS, the Company issued the Original Debentures pursuant to the Original Purchase Agreement and the Supplemental Debentures pursuant to the Supplemental Purchase Agreement;

WHEREAS, the Company and the Holders wish to amend the Debentures to (i) extend the maturity date from February 8, 2014 to May 16, 2014, and (ii) grant to the Holders an additional security interest in fifteen thousand (15,000) net acres of property not currently pledged as collateral under the Debentures, which shall include the Company’s interest in the Sawyer property and the Lang Prospect, each being ¼ section tracts in the Weld County, Colorado (the “Additional Collateral”); and

WHEREAS, the Company and the Holders wish to waive certain provisions contained in the Debentures, and to clarify others.

NOW THEREFORE, in consideration of the promises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

Agreement

1.             Maturity Date.  The Company and the Holders hereby agree to extend the Maturity Date (as defined in the Debentures) from February 14, 2014 to May 16, 2014.

2.             Grant of Lien on Additional Collateral.  The Company hereby grants Holders a first priority lien in the Additional Collateral as security for the obligations of the Company under the Debentures, to be reflected in appropriate Security Documents (as defined in the Purchase Agreements).  The Company agrees to use its reasonable best efforts to execute and record such Security Documents with respect to the lien by May 15, 2013.

3.             Waiver.  Each of the Company and each Holder hereby waives any actual or alleged breach of the terms of the Debentures or the Purchase Agreements that may have occurred prior to the date of this Amendment.

4.             Clarification. Each of the Company and the Holder hereby agrees that pursuant to the original intent of the parties to the Debentures, no past or future payment by the Company of interest on the Debentures in shares of the Company’s common stock shall constitute a Dilutive Issuance pursuant to Section 5(b) of the Debentures or a Preemptive Issuance pursuant to Section 9(j) of the Debentures.

5.             Authority.  Each Holder hereby represents and warrants that it is a party to one or both of the Purchase Agreements and has full power and authority to enter into this Amendment on the terms set forth herein.

6.             Further Assurances.  Holders shall from time to time execute such additional instruments and documents, take such additional actions, and give such further assurances as are or may be reasonable or necessary to implement this Amendment.

7.             Binding Effect.  The terms of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

8.             Reaffirmation of Debenture Terms.  All terms of the Purchase Agreements, as previously amended, shall, except as amended hereby, remain in full force and effect, and are hereby ratified and confirmed.

9.             Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard for principles of conflict of laws thereof.

10.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

 IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first set forth above.

COMPANY

Recovery Energy, Inc.

By:	/s/ A. Bradley Gabbard
Name:	A. Bradley Gabbard
Title:	President and Chief Financial Officer

HOLDERS

Original Holders

EZ Colony Partners, LLC, a Delaware limited liability company

/s/ Bryan Ezralow
Name:	Bryan Ezralow as Trustee of the Bryan
Ezralow 1994 Trust
Title:	Managing General Partner

Jonathan & Nancy Glaser Family Trust DTD 12/16/1998 Jonathan M. Glaser and Nancy E. Glaser TTEES

/s/ Jonathan Glaser
Name:	Jonathan Glaser
Title:	Trustee

T.R. Winston & Company, LLC

/s/ John W. Galuchie, Jr.
Name:	John W. Galuchie, Jr.
Title:	President

Wallington Investment Holdings, Ltd.

/s/ Michael Khoury
Name:	Michael Khoury
Title:	Director

Steven B. Dunn and Laura Dunn Revocable Trust DTD 10/28/10, Steven B. Dunn & Laura Dunn TTEES

/s/ Steven B. Dunn
Name:	Steven B. Dunn
Title:	Trustee

Supplemental Holders

G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000

/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	Trustee

Ezralow Marital Trust u/t/d 01/12/2002

/s/ Marc Ezralow
Name:	Marc Ezralow
Title:	Trustee

Ezralow Family Trust u/t/d 12/09/1980

/s/ Marc Ezralow
Name:	Marc Ezralow
Title:	Trustee

EMSE, LLC, a Delaware limited liability company

/s/ Marc Ezralow
Name:	Marc Ezralow
Title:	Manager

Elevado Investment Company, LLC, a Delaware limited liability company

/s/ Marc Ezralow
Name:	Marc Ezralow
Title:	Trustee of the Ezralow Family Trust